Exhibit 99.1

NEWS ANNOUNCEMENT

July 25, 2013

Carmike Cinemas Announces Pricing of Public Offering of Common Stock

COLUMBUS, GA – July 25, 2013 – Carmike Cinemas, Inc. (NASDAQ: CKEC) today announced the pricing of its previously announced underwritten public offering of 4,500,000 shares of its common stock at $18.00 per share. The underwriters have a 30-day option to purchase up to an additional 675,000 shares of common stock, on the same terms and conditions, to cover over-allotments, if any.

Carmike expects that the net proceeds from the offering will be approximately $76.5 million ($88.1 million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and estimated offering expenses. Carmike plans to use the net proceeds from this offering for potential acquisitions, working capital, capital expenditures or other general corporate purposes.

Macquarie Capital is acting as the sole bookrunning manager for the offering. B. Riley & Co., Wedbush Securities, Barrington Research, Maxim Group LLC and Ascendiant Capital Markets, LLC are acting as co-managers.

The offering is being made pursuant to Carmike’s effective shelf registration statement (File No. 333-167383) previously filed with the Securities and Exchange Commission (“SEC”). This press release is neither an offer to sell nor a solicitation of an offer to buy any securities. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective shelf registration statement. Any such prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Copies of the final prospectus supplement, when available, and related prospectus can be obtained at the SEC’s website, www.sec.gov, or from Macquarie Capital (USA) Inc., Attn: Prospectus Department, 125 West 55th St, 22nd Floor, New York, NY 10019, or by calling +1.888.268.3937, or by e-mailing us.prospectus@macquarie.com.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of June 30, 2013, the Company had 245 theatres with 2,476 screens in 35 states, with a digital footprint of 2,373 screens, including 227 locations with 940 screens also equipped for 3-D. The circuit includes 19 “Big D” large format digital experience auditoriums, featuring state-of-the-art equipment and luxurious amenities, as well as 7 IMAX® auditoriums. As “America’s Hometown Theatre Chain,” Carmike’s primary focus is small to mid-sized community locations.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike Cinemas, Inc. (the “Company”) contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding the common stock offering and use of net proceeds. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 7.375% Senior Secured Notes due 2019; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2012, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Jennifer Neuman	Richard B. Hare
JCIR—Investor Relations/Corporate Communications	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416